Exhibit 8.1

List of Subsidiaries and Consolidated Entities of Perfect World Co., Ltd.

Wholly Owned Subsidiaries

1.                                      Perfect Online Holding Limited, a Hong Kong company

2.                                      Beijing Perfect World Software Co., Ltd., a PRC company

3.                                      Beijing Perfect World Digital Entertainment Software Co., Ltd., a PRC company

4.                                      Chengdu Perfect World Software Co., Ltd., formerly known as Chengdu InterServ Information and Technology Co., Ltd., a PRC company

5.                                      Shanghai Perfect World Software Co., Ltd., a PRC company

6.                                      Beijing Perfect World Game Software Co., Ltd., a PRC company

7.                                      Perfect Sky Online Co., Limited, a Hong Kong company

8.                                      Global InterServ (Caymans) Inc., a Cayman Islands company

9.                                      InterServ Information and Technology (Shanghai) Co., Ltd., a PRC company

10.                               Perfect World Interactive Entertainment Co., Ltd., a Cayman Islands company

11.                               Perfect Entertainment Zone N.V., a Netherlands Antilles company

12.                               Perfect World Universal Coöperatieve U.A., a Netherlands company

13.                               Perfect World Europe B.V., a Netherlands company

14.                               Perfect World Entertainment Inc., a Delaware, United States Corporation

15.                               Cryptic Studios, Inc., a California, United States Corporation

16.                               C&C Media Co., Ltd., a Japanese company

17.                               CCO Co., Ltd., a Japanese company

18.                               Perfect Game Holding Limited, a British Virgin Islands company

19.                               Perfect Management Holding Limited, a British Virgin Islands company

20.                               Happy Moment Holding Limited, a British Virgin Islands company

21.                               Perfect Star Co., Ltd., a Malaysia company

22.                               Perfect World Interactive Technology Co., Ltd., a Taiwan company

23.                               Happy Fantasy Limited, a British Virgin Islands company

24.                               Perfect World Korea Co., Ltd., formerly known as NGL Co., Ltd., a Korea company

25.                               Perfect Play SDN. BHD., a Malaysia company

26.                               Perfect World (Thailand) Co., Ltd., a Thailand company

27.                               Perfect World Games (Singapore) Pte. Ltd., a Singapore company

28.                               Zongheng Limited, a Cayman Islands company

29.                               Perfect World Games Online Limited, formerly known as Zongheng Online LIMITED, a Hong Kong company

30.                              Fedeen Games Limited, a Hong Kong company

31.                               Huanxiang Zongheng Software Technology Co., Ltd., a PRC company

Majority-Owned Subsidiaries

32.                               Runic Games, Inc., a Delaware, United States Corporation

33.                               Unknown Worlds Entertainment, Inc., a California, United States Corporation

Affiliated Entities Consolidated in the Registrant’s Financial Statement

34.                               Beijing Perfect World Network Technology Co., Ltd., a PRC company

35.                               Shanghai Perfect World Network Technology Co., Ltd., a PRC company

36.                               Chengdu Perfect World Network Technology Co., Ltd., a PRC company

37.                               Beijing Perfect World Digital Entertainment Co., Ltd., a PRC company

38.                               Chengdu Ye Net Science and Technology Development Co., Ltd., a PRC company

39.                               Hefei Perfect World Network Technology Co., Ltd., a PRC company

40.                               Beijing Perfect Moment Network Technology Co., Ltd., formerly known as Beijing Perfect Moment Pictures Co., Ltd., a PRC company

41.                               Tianjin Trendsters Investment Co., Ltd., a PRC company

42.                               Beijing Perfect World Digital Technology Co., Ltd., a PRC company

43.                               Wuhu Huitian Shengshi Network Technology Co., Ltd., a PRC company

44.                               Guangdong Perfect World Educational Investment Co., Ltd., a PRC company

45.                               Chongqing Perfect World Interactive Technology Co., Ltd., a PRC company

46.                               Fuzhou Online Game Information Technology Co., Ltd., a PRC company

47.                               Fedeen Games (Shanghai) Co., Ltd., a PRC company

48.                               Chongqing MeiQi Interactive Technology Co., Ltd., a PRC company

49.                               Chongqing Star Entertainment Co., Ltd., a PRC company

50.                               Beijing Perfect World Software Technology Development Co., Ltd., a PRC company

51.                               Freejoy Technology (Chongqing) Co., Ltd., a PRC company

52.                               Chongqing Enlightron Games Technology Co., Ltd., a PRC company

53.                               Tianjin Ledo Interactive Technology Co., Ltd., a PRC company

54.                               Chongqing Zulong Entertainment Technology Co., Ltd., a PRC company

55.                               Chongqing Superpop Interactive Technology Co., Ltd., a PRC company

56.                               Arc Games Co., Ltd., a PRC company

57.                               Tianjin Ledo Interactive Software Technology Co., Ltd., a PRC company